LOAN SALE AGREEMENT


         THIS LOAN SALE AGREEMENT is made and entered into as of the _____ day of November, 1999, by and between Communications Research, Inc. (the "Buyer") and Communication Systems Technology, Inc. (the "Seller").

                              W I T N E S S E T H

         WHEREAS, Seller is the owner of and wishes to sell that certain Secured Promissory Note dated as of December 19, 1997 by and between the Seller and Optel Communications, Inc. (the "Loan"); and

         WHEREAS Seller attests they are the rightful holder of said Secured Promissory Note; and

         WHEREAS Buyer and Seller have agreed upon an inventory of assets pledged, including all physical property, trade names, patents, copyrights and intellectual property as defined in Attachment 5 attached; and

         WHEREAS, Buyer wishes to buy the Loan; per a revised offer to purchase Optel Communications Note dated August 2, 1999, to Barbara Perrier-Dreyer, Senior Vice President, Outreach Technologies, A Division of CSTI, and

         WHEREAS, Seller and Buyer wish to enter into an agreement setting forth the terms and conditions of the purchase and sale of the Loan;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                    GENERAL

         1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

         Agreement means this Loan Sale Agreement, including all exhibits attached hereto and referenced herein and any written amendments hereto.


         Business Day means any day other than a Saturday, Sunday, federal holiday or any other day on which the Offices of the Seller are closed.

         Closing means the payment of the balance of the Purchase Price by Buyer and the delivery of the Closing Documents.

         Closing Date means the date on which Buyer pays the balance of the Purchase Price for the Loan in accordance with this Agreement, as designated in writing by the Seller or its counsel as provided in Section 2.2 hereof.

         Closing Documents means the documents to be delivered to Buyer by Seller under the terms of this Agreement at the Closing.

         Collateral means any real or personal property which may secure a Loan.

         Loan means the Loan, including the documentation evidencing the Loan and rights in any Collateral.

         Note means the original executed promissory note (or copy thereof accompanied by a lost note affidavit) evidencing the Loan.

         Obligor means Optel Communications, Inc.

         Principal Office means, as to Buyer and Seller, the business office designated in or pursuant to Section 8.1 of this Agreement.

         Purchase Price means that amount indicated in Section 2.1 of this Agreement, as adjusted in accordance with the terms of this Agreement.

                                   ARTICLE 2
                           PURCHASE AND SALE OF LOAN

         2.1 Agreement to Buy and Sell Loan. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller, on the Closing Date, all of Seller's right, title and interest in the Loan for the total Purchase Price of $150,000.

         2.2 Closing. Provided that Buyer has not terminated this Agreement pursuant to its rights hereunder, Closing shall occur no later than November 17 1999, unless extended by Seller in writing. The Closing of the purchase and sale of the Loan shall take place on the Closing Date in escrow at the offices of Seller's counsel, Piper & Marbury L.L.P., 1200 19th Street, N.W., Washington, D.C. 20036, or such other place as is agreed upon by Buyer and Seller.

         2.3 Payment of Purchase Price.

              2.3.1 On the Closing Date, Buyer agrees to pay Seller an amount equal to the Purchase Price. Buyer shall remit payment of the Purchase Price to Seller on the Closing Date, prior to 2:00 p.m. EST as set forth below.

              2.3.1.1 Fifteen Thousand Dollars ($15,000.00) of the Purchase Price shall be paid by delivery, by wire transfer, cash or certified funds to Seller's Principal Office.

              2.3.1.2 One Hundred Thirty-Five Thousand Dollars ($135,000.00) of the Purchase Price shall be paid by delivery of the Convertible Secured Promissory Note from the Seller, in the form attached hereto as Exhibit A.

         2.4 Transfer Documentation.

              2.4.1 Upon payment of the balance of the Purchase Price on the Closing Date in accordance with the terms of Section 2.3, Seller shall execute and deliver to Buyer at the Closing the Note, each duly endorsed unto Buyer, as set forth in Section 2.6.3 below. In addition, Seller shall execute and deliver
(a) a general Assignment, which shall be effective to transfer the Loan and any and all other security agreements, mortgages, judgments, deeds of trust, deeds, claims and similar documents, which Assignment shall be in the form attached hereto as Exhibit B and made a part hereof, and (b) financing statements as Seller, in its reasonable discretion, deems to be necessary or appropriate for the legal transfer of Seller's right, title and interest in the Loan. Buyer shall be responsible for the recording of such assignments and for payment of any costs and recording fees associated with recording such assignments.

              2.4.2 Should any assignments in addition to those delivered pursuant to Section 2.4.1 above be required by applicable law, Buyer shall prepare and submit such additional assignments to Seller for execution within ninety (90) days after the Closing Date. Buyer shall be responsible for the preparation and filing of, and any costs associated with the preparation of such additional assignments and for any costs or filing fees associated with the recording of, such additional assignments. Additionally, any such assignments shall be without recourse, representation or warranty and in a form acceptable to Seller's counsel. Seller shall have no obligation to execute any additional assignment that is not received by Seller within ninety (90) days after the Closing Date.

              2.4.3 Seller shall endorse the Note purchased hereunder in the following manner:

              Pay to the order of COMMUNICATIONS RESEARCH, INC., WITHOUT RECOURSE, REPRESENTATION OR WARRANTY EXCEPT FOR THOSE EXPLICITLY SET FORTH IN THE LOAN SALE AGREEMENT DATED NOVEMBER 17, 1999 BETWEEN COMMUNICATIONS RESEARCH, INC. AND COMMUNICATION SYSTEMS TECHNOLOGY, INC.

              COMMUNICATION SYSTEMS TECHNOLOGY, INC.

              By:
              Name:
              Title:
              Date:

If this form of endorsement does not conform to the requirements of applicable federal, state or local law, the parties agree to modify the form of endorsement to conform to such requirements.

              2.5.4 The assignment of the Loan shall be in substantially the form attached hereto as Exhibit B.

              2.5.5 Financing statement assignments shall be in accordance with the customary UCC-3 printed form for the applicable jurisdiction.

         2.6 Delivery of Documents. On the Closing Date, Seller shall deliver to Buyer at Closing the original Note and all assignment instruments necessary to transfer ownership as provided in Section 2.6. Thereafter, risk of loss with respect to such documents and instruments shall rest with Buyer.

                                   ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         3.1 Seller's Warranties and Representations. Seller hereby represents and warrants to Buyer that the following statements are true and correct, as of the date of this Agreement, and shall be true and correct as of the Closing
Date:

              3.1.1 Seller has not previously sold or assigned the Loan.

              3.1.2 Seller has the corporate authority to transfer the Loan.

         3.2 Seller's Business Records. Seller will warrant at Closing to its best knowledge, information and belief, based solely on its current business records and no independent verification with the maker of the applicable Note, that the actual amount of the principal balance, accrued interest and late charges due under the applicable Note does not differ in any material respect from the amount of the principal balance, accrued interest and late charges shown by the Seller's current business records. If it is determined after Closing that Seller breached this warranty, Seller shall reimburse Buyer in an amount equal to the difference between the amount of the principal balance, accrued interest and late charges shown by Seller's current business records and the actual amount of the principal balance, accrued interest and late charges due under the applicable Note.

         3.3 Disclaimer Of Warranties And Representations Not Expressed Herein.

              3.3.1 Except for those expressed in Sections 3.1 and 3.2, no warranties or representations, express or implied, have been made by Seller or by anyone acting on its behalf, particularly, but without in any way limiting the generality of the foregoing, no warranties or representations regarding (i) the collectability of any loan asset, (ii) the creditworthiness or personal liability of any Obligor, (iii) the value or existence of any Collateral securing payment of any loan asset, (iv) any loan asset's freedom from liens and encumbrances, in whole or in part, (iv) the transferability and enforceability of the Note, judgments, claims, deeds, and collateral documents supporting any loan asset, or (v) condition of the underlying collateral including but not limited to any environmental matter or condition, whether latent or observable. Except as otherwise provided in Sections 3.1 and 3.2, all assets sold to Buyer under this agreement are sold and transferred without recourse and "as is, where is and with all faults". Seller further makes no warranty or representation as to the nature or content of the Loan as described herein except as otherwise provided in Sections 3.1 and 3.2. Seller also makes no warranty or representation with respect to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally.

         3.4 Limitation on Warranties.

              3.4.1 Prior to the Closing Date, Buyer's sole and exclusive recourse shall be as provided in Section 5.1. After the Closing Date, Buyer shall have no recourse whatsoever against Seller, except for a breach of any warranty or representation under Sections 3.1 and 3.2, in which case damages shall be limited as provided in Section 7.2.

              3.4.2 The recourse provided hereunder against Seller for the breach of a representation or warranty is intended to run exclusively to Buyer and its assignee as permitted by Section 8.6, and no subsequent assignee of Buyer's rights in any of the Loan shall have any right to make a claim against Seller for such breach.

         3.5 Seller's Covenants to Buyer.


              3.5.1 After the Closing Date, Seller will not continue to service the Loan (or continue to fulfill its obligations and duties under any servicing agreement, as the case may be). All payments received by Seller after the Closing Date with respect to any Asset purchased by Buyer shall belong to Buyer, and Seller shall promptly deliver all such payments to Buyer's Principal Office within a reasonable time after their receipt in cash or with any instruments properly endorsed to Buyer. Notwithstanding the foregoing, prior to the Closing Date, Seller shall be authorized to continue, in its sole and absolute discretion, without notice to Buyer, with all actions it deems appropriate in servicing the Loan. In addition, all collections received on or before Closing shall be the sole property of Seller, in which case the Purchase Price will be reduced by an amount equal to the amount of any such collection.

              3.5.2 Seller agrees to respond, on written request by Buyer, to reasonable inquiries by Buyer with respect to the Loan for a period of ninety
(90) days after the Closing Date. Seller shall have no obligation to respond to any inquiries by Buyer which are not received within such ninety (90) day period.

              3.5.3 Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan hereunder, the party so representing and warranting has not dealt with any broker, agent or finder, and there is no commission, charge or other compensation due on account thereof. Buyer and Seller shall indemnify and hold each other harmless against and from any inaccuracy in such representation. The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section shall survive Closing or any termination of this Agreement before Closing.

         3.6 Organization; Good Standing. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as currently conducted.

         3.7 Authority. Seller is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, partnership agreements, charter provisions, articles and bylaws to which it may be subject. If this Agreement is executed by a representative of Seller, the undersigned representative of Seller is duly authorized to act on behalf of and to bind Seller to the terms of this Agreement.

         3.8 Enforceability. This Agreement, when duly executed and delivered, and all of Seller's obligations hereunder will be the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as enforcement might be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         3.9 Performance. Seller's performance of its duties and obligations of Seller under this Agreement will not conflict with, result in a breach of or default under, or be adversely affected by, any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any arbitrator, to which Seller is a party or by which it or its assets are bound.

                                   ARTICLE 4
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER


         4.1 Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller that the following statements are true and correct, as of the date of this Agreement, and shall be true and correct as of the Closing Date.


              4.1.1 Decision to Purchase. Buyer has independently reviewed, or may elect to review before the Closing Date, the Loan, and has made its decision to buy the Loan based upon its own independent evaluation and has not relied upon any oral or written information provided by any employee or representative of Seller. Buyer has not relied on any statements or representations of Seller other than those specifically contained in this Agreement. Buyer acknowledges that Seller has not given any investment advice or rendered any opinion as to whether the purchase of the Loan is prudent. Buyer is aware that the amount ultimately paid or recovered on account of the Loan may be less than the consideration paid to Seller by Buyer pursuant to this Agreement.

              4.1.2 Organization; Good Standing. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to conduct its business as currently conducted.

              4.1.3 Authority. Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, partnership agreements, charter provisions, articles and bylaws to which it may be subject. If this Agreement is executed by a representative of Buyer, the undersigned representative of Buyer is duly authorized to act on behalf of and to bind Buyer to the terms of this Agreement.

              4.1.4 Enforceability. This Agreement, when duly executed and delivered, and all of Buyer's obligations hereunder will be the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as enforcement might be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

              4.1.5 Performance. Buyer's performance of its duties and obligations of Buyer under this Agreement will not conflict with, result in a breach of or default under, or be adversely affected by, any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any arbitrator, to which Buyer is a party or by which it or its assets are bound.

         4.2 Buyer's Covenants to Seller.

              4.2.1 Notification of Obligors. Buyer shall, promptly after the Closing Date with respect to the Loan purchased under this Agreement, (or Seller may on its own at its sole discretion) notify the Obligor of Buyer's purchase of the Loan, and direct that all payments on and communications regarding the Loan be sent to Buyer's Principal Office after the Closing Date. Buyer understands that, except to the extent required by law, Seller is not required hereunder to send any notification of the assignment of the Loan to any Obligor.

              4.2.2 Use of Seller's Name. Buyer will not, without the express written consent of Seller, institute any legal action in the name of Seller or any affiliate thereof; nor shall Buyer through misrepresentation or nondisclosure, mislead or conceal from any person the identity of the owner of the Loan purchased under this Agreement; nor shall Buyer use or refer to Seller or any affiliate thereof, or any name derived therefrom or confusingly similar therewith, to promote Buyer's sale, collection or management of the Loan purchased under this Agreement. Buyer acknowledges that there is no adequate remedy at law for violation of this provision and consents to the entry of an order by a court of competent jurisdiction enjoining any violation or threatened violation of this provision.

              4.2.3 Access to Documents. Before the Closing Date, a representative of Seller shall deliver to Buyer or its duly authorized agents copies of all documents concerning the Loan. These documents shall be included as attachments to this Loan Sale Agreement.

              4.2.4 Collection Practices. Buyer agrees not to violate any law relating to unfair collection practices in connection with any of the Loan purchased by Buyer hereunder. Buyer further agrees to indemnify Seller and hold Seller harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees and expenses at any time incurred by Seller as a result of (i) Buyer's breach of the aforesaid agreement or (ii) any acts or omissions of Buyer resulting in any claim, demand or assertion that Seller, subsequent to the Closing Date, was in any way involved in or had in any way authorized any unlawful collection practices in connection with any of the Loan. Each party agrees to notify the other within ten (10) days of receiving notice or knowledge of any such claim, demand or assertion.

              4.2.5 Compliance with Terms. Buyer agrees to abide by and be bound by all of the terms and conditions of the Note and other agreements related to the Loan purchased hereunder to the extent that such terms and conditions continue to bind the holder of the Note and other agreements related to the Loan.

              4.2.6 Waiver of Notice of Assignment of Proof of Claim. Seller waives the right to receive any notice from Buyer with respect to its assignment under this Agreement of any proof of claim under the United States Bankruptcy Code.

                                   ARTICLE 5
                               WITHDRAWAL OF LOAN

         5.1 Withdrawal of Loan. If, prior to the Closing Date, either Buyer or Seller discovers the breach of any of the representations and warranties set forth in Article 3 of this Agreement as to the Loan or any other matter which in Seller's sole and absolute discretion merits the withdrawal of such Loan from this sale, the party making the discovery will promptly but in no event after the Closing Date give notice of such discovery to the other party, along with a description of the breach. Seller shall be allowed 90 days to cure the breach, and if it is impossible to cure such breach or Seller chooses not to cure or correct the breach, prior to the Closing Date, then this Agreement shall terminate and become null and void.

                                   ARTICLE 6
                                    RELEASE

         6.1 Release of Seller. Buyer hereby releases and forever discharges Seller, its agents, servants, directors, officers, employees, successors, assigns and affiliates (all such persons being collectively referred to as the "Related Persons"), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Buyer has or may in the future have against Seller or any Related Persons, and in any manner on account of, arising out of or related to the Loan purchased hereunder except for claims or causes of action arising by reason of Seller's breach of this Agreement.

         6.2 Release of Buyer. Seller hereby releases and forever discharges Buyer, and its Related Persons, of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Seller has or may in the future have against Buyer or any Related Persons, and in any manner on account of, arising out of or related to the Loan purchased hereunder except for claims or causes of action arising by reason of Buyer's breach of this Agreement.

                                   ARTICLE 7
                                SELLER'S BREACH


         7.1 Seller's Breach Before Closing. If Seller breaches this Agreement, and the breach is discovered prior to Closing, Buyer's sole remedies are those described in Sections 3.4 and 5.1 of this Agreement.

         7.2 Seller's Breach After Closing. Except as to a breach of any warranty or representation under Sections 3.1 and 3.2, if Seller breaches this Agreement, and such breach is discovered after Closing, Buyer shall have no recourse against Seller. Buyer has factored this risk into its decision to purchase. If it is determined after Closing that Seller breached any warranty or representation under Sections 3.1 and 3.2. Seller will reimburse Buyer in an amount equal to Buyer's actual and verifiable damages resulting from such breach. The remedies set forth in this Section 7.2 shall be Buyer's sole and exclusive remedies with respect to a breach of such warranties or representations.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         8.1 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be delivered or sent by certified mail, return receipt requested in a prepaid envelope, by overnight mail or courier, or by facsimile transmission, to the addresses set forth below or such other addresses as such party shall hereafter specify in accordance with this Section:

If to Seller:                    Communication Systems Technology, Inc.
                                 8975 Guilford Road
                                 Columbia, Maryland 21046
                                 ATTN:    Barbara Perrier Dreyer
                                 Facsimile Number: (301) 621-8608

With a copy to:                  Piper & Marbury L.L.P.
                                 1200 19th Street, N.W.
                                 Washington, D.C. 20036
                                 ATTN: Christian E. Plaza, Esq.
                                 Facsimile Number: (202) 223-2085

If to Buyer:                     Communications Research, Inc.
                                 69 Wesley Street
                                 So. Hackensack, NJ 07606
                                 ATTN: Carl R. Ceragno, President
                                 Facsimile Number: (201) 457-0400

With a copy to:                  Larry Hartman, Esq.
===============                  1241 N. Kenmore Avenue
                                 Los Angeles, CA 90028
                                 Facsimile Number: (323) 461-4007

Such notice or other communication shall be deemed to have been given (i) when delivered, if sent by certified mail or delivered personally or by facsimile transmission, or (ii) on the second following Business Day if sent by overnight mail or overnight courier.

         8.2 Choice of Law and Venue. The validity of this Agreement, its construction, interpretation, and enforcement, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Maryland, without regard to principles of conflicts of laws. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the State of Maryland. Buyer and Seller waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

         8.3 Waiver of Jury Trial. The parties hereto hereby waive all right to trial by jury of all claims, defenses, counterclaims and suits of any kind arising from or relating to (i) this Agreement, (ii) the Loan purchased hereunder, (iii) the use, ownership, control, operation or condition of the Collateral and (iv) and any contingency fee contracts with attorneys or collection agencies. The parties acknowledge that they make this waiver voluntarily and knowingly after consultation with counsel of their choice. The parties hereto agree that all such claims, defenses, counterclaims and suits shall be tried before a judge of competent jurisdiction, without a jury. 8.4 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

         8.5 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

         8.6 Assignments; Binding Effect. This Agreement shall not be assigned by either party without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

         8.7 Survival. Seller and Buyer agree that the covenants, warranties and representations herein contained shall survive the Closing, shall not merge into the Closing Documents, and shall be independently enforceable.

         8.8 Entire Agreement; Amendments. This Agreement, including any attachments, exhibits and schedules referred to in this Agreement, any other documents executed by Seller or Buyer at Closing in connection with this Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. The terms of this Agreement shall not be modified or amended except by subsequent written agreement of the parties.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         8.10 Construction. Unless the context requires otherwise, singular nouns and pronouns used herein shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

         8.11 Waiver. No waiver by either party of the other party's breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. In addition, no waiver by Seller of any condition prior to closing is enforceable unless in writing.

         8.12 No Alteration. By executing this Agreement below, the parties acknowledge and affirm that no alterations have been made to the Loan Sale Agreement, except for filling in any blanks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.


WITNESS/ATTEST:                                 BUYER:

                                                COMMUNICATIONS RESEARCH, INC.


                                                By:
----------------------------                        ----------------------------
                                                    Name:
                                                    Title:


                                                By:
----------------------------                        ----------------------------
                                                    Name:
                                                    Title:

                                   EXHIBIT B

                                   ASSIGNMENT

         THIS ASSIGNMENT is made as of the 17th day of November, 1999.

         FOR VALUE RECEIVED AND WITHOUT WARRANTY, REPRESENTATION OR RECOURSE, except for those explicitly set forth in the Loan Sale Agreement dated as of November 17, 1999 by and between Communications Research, Inc. ("Assignee") and Communication Systems Technology, Inc. ("Assignor"), Assignor does hereby assign, transfer and convey unto Assignee the following:

1. Letter Agreement, dated December 19, 1997, among Communication Systems Technology, Inc., Optel Communications, Inc., Abraham J. Zelkin and Carol Zelkin

2. Secured Promissory Note dated December 19, 1997 in the amount of $250,000 executed by Optel Communications, Inc., in favor of Communication Systems Technology, Inc.

3. Security Agreement dated December 19, 1997 executed by Optel Communications, Inc., in favor of

4. Escrow Agreement dated May 8, 1998, executed by Optel Communications, Inc., Communication Systems Technology, Inc. and Wilson, Elser, Maskowitz, Edelman & Dicker L.L.P.

5. A list of all intellectual and material properties securing the loan attached hereto.

         IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment to Assignee as of the day and year first above written.

                                        COMMUNICATIONS SYSTEMS
                                        TECHNOLOGY, INC.


                                        By:
------------------------------------       ---------------------------------
                                           Name:
                                           Title:

STATE OF ______________________                 )
                                                        ) ss:
CITY/COUNTY OF _______________                  )

         I HEREBY CERTIFY that on this 17th day of November 1999, before me, the undersigned officer, personally appeared ____________________, who acknowledged himself/herself to be the ____________________ of Communication Systems Technology, Inc., and that (s)he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of Communication Systems Technology, Inc., as ____________________ of Communication Systems Technology, Inc.

         IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.


                                        ------------------------------
                                                Notary Public

My Commission expires:


         The undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland, hereby certifies that the foregoing instrument was prepared by or under his supervision.

                                        -----------------------------
                                              Christian E. Plaza

                            Attachment to Assignment
                            ------------------------
                                     Item 5
4-PC's
2-Sony 13" video monitors
3-9" B&W monitors
6 Video VGA's
2 Coreco cards
Sharp Laser Printer
3 Elmo Projectors
1-Fotovix slide to video converter
6-6x9 tablets
1-Cannon VCC1
3 Howard video cameras
1-proshare video camera
20-Metal shipping cases
1-20 foot booth in shipping containers
2-carts
1 solder
station PC speakers, power supplies, cables and keyboards
1-chroma PIP box

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made as of this 17th day of November, 1999, by Communications Research, Inc., a Nevada ("CRI"), with an address of 69 Wesley Street, South Hackensack, New Jersey 07606, and Telewriter Corporation, Inc., a Nevada corporation (the "Company"), with an address of 69 Wesley Street, South Hackensack, New Jersey 07606, in favor of Communication Systems Technology, Inc., a Delaware corporation (the "Holder").

                                   RECITALS:

         A. CRI and the Holder have entered into a Loan Sale Agreement of even date herewith (the "Loan Agreement") which sets forth the terms under which CRI will issue to the Holder a Convertible Secured Note in the aggregate principal amount of $135,000 (the "Note").

         B. CRI has simultaneously herewith assigned the Note to the Company, which is 51% owned by CRI.

         C. The Company has simultaneously herewith assigned all of its interests in that certain loan (as defined in Attachment 5 of the Loan Sale Agreement executed on the same day hereof in connection herewith) to Optel Communications, Inc. ("Optel"), the maker of the Note subject to the loan, in exchange for all of the assets in and of Optel.

         D. As a condition of entering into the Loan Agreement and the transactions contemplated therein, the Holder requires that the Company enter into this Security Agreement.

         NOW, THEREFORE, in consideration of the receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees in favor of the Holder as follows:

                             ARTICLE I: DEFINITIONS

         1.01 Definitions. In addition to the terms defined elsewhere herein, when used herein, the following capitalized terms shall have the meanings indicated:

         "Chattel Paper" shall mean and includes without limitation, collectively, all of the Company's now owned and hereafter acquired "chattel paper," as that term is defined in Section 9-105(1)(b) of the Applicable UCC.

         "Collateral" shall mean and includes without limitation, collectively, the now-owned and hereafter acquired tangible and intangible property of the Company that was previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT, including all of the following: (i) all Accounts; (ii) all Chattel Paper, (iii) all Equipment; (iv) all Goods; (v) all Instruments; (vi) all Inventory; (vii) all General Intangibles; (viii) all Contract Rights; (ix) all Proceeds; (x) all books and records of Optel, including those relating to any of the foregoing; (xi) all monies, deposit accounts, and rights to money of any kind; (xii) all additions or accessions to any of the foregoing; (xiii) all substitutions for any of the foregoing; and (xiv) all replacements, products and proceeds of the foregoing.

         "Contract Rights" shall mean and includes without limitation, collectively, all of the Company's now-owned or hereafter acquired "contract rights" as now or formerly defined in the Applicable UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

         "Equipment" shall mean and includes without limitation, collectively, all of Company's now owned or hereinafter acquired tangible property previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT.

         "Goods" shall mean and includes without limitations, collectively, all of the Company's now owned and hereafter acquired "goods," as that term is defined in Section 9-105(1)(h) of the Applicable UCC.

         "General Intangibles" shall mean and includes without limitation, collectively, all of the Company's now owned and hereafter "general intangibles" that were previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT, including without limitation, all rights, licenses, permits and authorizations held by the Company; all rights under governmental ordinances or agreements with governmental authorities; things in action; contractual rights; goodwill; literary rights; rights to performance; rights in curriculum design, structure and content, and all of the Intellectual Property (as defined below).

         "Instruments" shall mean and includes without limitation, collectively, all of the Company's now owned or hereafter "instruments" that were previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT and all other instruments, notes, items of payment, negotiable documents, and documents of title, including without limitation, the Secured Promissory Note assigned by Holder to the Company pursuant to the Loan Agreement.

         "Intellectual Property" shall mean, collectively, all of the Company's now owned and hereafter acquired intellectual property that was previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT, including, without limitation the following: (a) all patents (including all rights corresponding thereto throughout the world, and all improvements thereon); (b) all trademarks (including service marks, trade names and trade secrets, and all goodwill associated therewith), (c) all copyrights (including all renewals, extensions and continuations thereof); (d) all applications for patents, trademarks or copyrights and all applications otherwise relating in any way to the subject matter of such patents, copyrights and trademarks; (e) all patents, copyrights, trademarks or applications therefor arising after the date of this Agreement; (f) all reissues, continuations, continuations-in-part and divisions of the property described in the preceding clauses (a), (b), (c), (d), and (e), including, without limitation, any claims by the Company against third parties for infringement thereof; and (g) all rights to sue for past, present and future infringements or violations of any such patents, trademarks, and copyrights.

"Inventory" shall mean and includes without limitation, collectively, all of the Company's now owned and hereafter acquired "inventory" that was previously held by Optel as defined in Attachment 5 of the LOAN SALE AGREEMENT and all products, replacements, and substitutions therefor and thereof, and all accessions thereto, and all books, records, computer software and logs relating to and necessary or appropriate to the conduct of the business and operation the Company.

         "Obligations" shall mean and includes without limitation, collectively, all of the Company's indebtedness, liabilities and obligations arising under this Agreement, any renewals, modifications, and extensions thereof, and any other obligations of the Company to the Holder, including such other or additional financing that the Holder may extend to the Company at any time in the Holder's sole discretion.

         "Permitted Encumbrances" shall mean any lien, mortgage, security interest or other encumbrance that results from any of the following: (i) the liens, mortgages, security interests and other encumbrances created or arising pursuant to this Agreement, the Note or the Loan Agreement; (ii) liens for taxes and assessments not delinquent or actively being contested in good faith by the Company by appropriate proceedings provided that the Company has set aside on its books and records adequate reserves in accordance with generally accepted accounting principles and provided further that no action is being taken by a governmental authority or agency to enforce any such lien or encumbrance; (iii) deposits or pledges for goods or services made in the ordinary course of the Company's business; and (iv) title of a bona fide lessor of tangible personal property to the Company (other than a capital lease).


         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, unincorporated association, trust, or other legal entity.

         "Proceeds" shall mean and includes without limitation "proceeds" as defined in the Applicable UCC, all insurance proceeds and each type of property described in the definition of "Collateral" in this Agreement and all other cash and noncash proceeds resulting from any complete or partial transfer of the Collateral or any portion thereof or otherwise relating to or generated by, any of the Collateral.

         "Real Property" shall mean, collectively, all real property owned by the Company or in which the Company has a leasehold interest and all real property hereafter acquired by the Company in fee or by means of a leasehold interest, together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

                     ARTICLE II: GRANT OF SECURITY INTEREST

         2.01 Grant. As security for the payment and performance of each of the Obligations, the Company hereby grants to the Holder a continuing security interest in all of the Collateral.

         2.02 Rights of Holder as Secured Party. In addition to the rights and remedies granted to the Holder herein, the Holder shall have all of the rights and remedies of a secured party under the Applicable UCC with respect to all of the Collateral.

                  ARTICLE III: REPRESENTATIONS AND WARRANTIES

         To induce the Holder to enter into the Loan Agreement, Company represents and warrants to the Holder as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the funding of the Note):

3.01 Due Organization and Corporate Authorization. The Company presently is and shall hereafter remain in good standing as a Nevada corporation and is and shall hereafter remain duly qualified and in good standing in each state in which, by reason of the nature or location of the Company's assets or operation of the Company's business, such qualification may be necessary. The execution and delivery of this Agreement and of any other documents, instruments, and agreements executed in connection herewith constitute representations by the individual signing this Agreement and said instruments and by the Company that by such execution and delivery the Company has received all such corporate authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Company.

         3.02 No Conflicting Agreements. There is no provision in the Certificate of Incorporation or By-laws of the Company, each as amended to date, or in any document by which the Company may be bound which prohibits the execution and delivery of this Agreement or of any other instrument, agreement, or paper which relates to the Company's relationship with the Holder or which prohibits or adversely affects the Company's carrying out of the terms thereof.

         3.03 Mailing Address; Chief Executive Office; Principal Place of Business. The address for Company on the first page of this Agreement is the Company's correct mailing address, the address of Company's chief executive office, and the address of Company's principal place of business.

         3.04 Other Names. The Company has not changed its name or ever used any other name or any trade name.

         3.05 Location of Goods and Inventory. All of the Goods and Inventory are located only at its principal place of business set forth in the Preamble to this Agreement and the locations, if any, listed on Schedule

         3.06 attached hereto and made a part hereof, and none of the Goods or Inventory is stored with, or in the possession of, any bailee, warehouseman, subcontractor, or other similar Person.

                             ARTICLE IV: COVENANTS

         Until the Note is repaid in full or converted pursuant to the Loan Agreement and each of the other Obligations has been satisfied in full and discharged, the Company covenants and agrees with the Holder as follows:

         4.01 Offices. CRI and the Company shall maintain the their respective chief executive offices and principal places of business at the address for CRI on the first page of this Agreement and shall not change the location of their respective chief executive offices or principal places of business without providing sixty (60) days' prior written notice to the Holder.

         4.02 Books and Records.

                (a) CRI will keep and maintain, at its own cost and expense, satisfactory and complete books and records of and with respect to the Collateral;

                (b) The Holder shall at all reasonable times, at intervals to be determined by the Holder, before or after the occurrence of an Event of Default under the Note, and without hindrance or delay, have full and free access to the above-referenced books and records and any other data relating to the Collateral and the right at all reasonable times to examine the same and to audit, inspect, verify, check and make extracts or photocopies therefrom;

                (c) The Holder shall have the right, at the cost and expense of the Holder, to audit the books and records of the Company concerning the Collateral and to require the Company to procure and, following the occurrence of an Event of Default under the Note, deliver to the Holder, at the Company's and/or CRI's own cost and expense, all reports and information pertaining to the Collateral and to such portion of the financial condition and business operations of the Company as the Holder may reasonably deem necessary; and

                (d) The Holder shall have a special property interest in all books and records of the Company pertaining to the Collateral and, at any time, upon the request of the Holder following the occurrence of an Event of

Default under the Note, the Company and/or CRI shall, at its own cost and expense, deliver all such books or records to the Holder or its designated representatives and shall deliver to the Holder or its designated representatives all original and other documents evidencing and relating to the Collateral.

         4.03 Equipment. The Company shall use the Equipment solely in the conduct of its business and in a careful and proper manner. The Company shall keep all of the Equipment at the Company's principal place of business and shall not change the location of any item of the Equipment without the prior written consent of the Holder.

         4.04 Goods and Inventory. The Company shall store all of the Goods and all of the Inventory in a careful, secure and proper manner at its principal place of business as provided in Section 4.01 hereof and shall not change the location of any item of the Goods or Inventory without providing sixty (60) days' prior written notice to the Holder.

         4.05 No Transfers of Collateral. Notwithstanding that Proceeds are included within the definition of "Collateral" (and therefore subject to the Holder's' security interest hereby granted), the Company shall not transfer the Collateral or any portion thereof or any interest therein without the prior written consent of the Holder other than Inventory in the ordinary course of business.

         4.06 Liens, Claims and Attachments. The Company shall maintain the Collateral free from all claims, liens, encumbrances and legal processes (other than Permitted Encumbrances), and the Company shall notify the Holder immediately of notice of any lien, attachment or judicial proceeding affecting the Collateral in whole or in part.


         4.07 Payment of Taxes, Assessments and Fees. The Company shall pay all taxes, assessments and fees relating to the ownership or use of the Collateral or any portion thereof as and when the same shall be due and payable.

         4.08 Maintenance, Repairs and Replacements. The Company shall keep and maintain, or cause to be kept and maintained, all of the tangible Collateral in good condition and shall provide all maintenance and service and make all repairs and replacements necessary for such purpose. If any parts or accessories forming part of the tangible Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, the Company, at its own expense, shall promptly replace such parts or accessories or cause the same to be replaced by replacement parts or accessories that have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to any of the tangible Collateral shall immediately be deemed incorporated in the tangible Collateral and subject to the security interest granted herein.

         4.09 Right to Inspect. The Holder shall have the right to inspect all of the tangible Collateral and all maintenance and repair records relating thereto at all reasonable times; provided, however, if the Holder desires to inspect the tangible Collateral or any such records during other than the Company's normal hours of operation, then at any time prior to the occurrence of an Event of Default under the Note the Holder shall provide the Company with twenty-four (24) hours prior notice of such inspection.

         4.10 Supporting Materials. The Company, upon the reasonable request of the Holder, but not more frequently then once every 60 days, shall provide the Holder from time to time with: (a) written statements or schedules identifying and describing the Collateral, and all additions, substitutions, and replacements thereof, in such detail as the Holder may require; (b) copies of customers' invoices or billing statements; (c) proof of the sale or lease of goods or evidence of the satisfactory performance of services which gave rise to any Accounts; and (d) such other schedules and information as the Holder reasonably may require. The items to be provided under this Section 4.10 shall be in form satisfactory to the Holder and are to be executed and delivered to the Holder from time to time solely for the Holder's convenience in maintaining records of the Collateral. The Company's failure to give any of such items to the Holder shall not affect, terminate, modify or otherwise limit the Holder's security interest in any of the Collateral.

         4.11 No Material Changes. The Company shall not make any material change (or changes which are not in the ordinary course of the Company's business) to the terms of any General Intangible, Chattel Paper, Instrument, or Account, without the prior written permission of the Holder.

         4.12 Notification of Delays. The Company, upon request of a Holder, shall regularly advise the Holder of any delay in delivery or performance, or claims made, in regard to any of the Collateral.

         4.13 Additional Covenants Relating to Accounts and Chattel Paper.

                (a) Upon the reasonable request of a Holder, but not more frequently then once every 60 days, the Company shall deliver to the Holder promptly, but not more than fifteen (15) calendar days after the last day of each month, a listing and aging report for the Accounts, in reasonable form and substance, together with such other information and financial reports as the Holder may request in Holder's reasonable discretion from time to time; and

                (b) Upon the request of the Holder, at any time after the occurrence of an Event of Default under the Note, the Company shall deposit, or cause to be deposited, all checks, drafts, cash and other remittances in payment of, or on account of payment of, any and all Accounts and Chattel Paper (all of the foregoing herein collectively referred to as "items of payment" to an account (the "Collateral Account") designated by the Holder at a bank or other financial institution designated by the Holder. The Holder shall not be responsible for the solvency of any such bank or other financial institution, or the management and administration of the Collateral Account. The Holder alone shall have the power to access and make withdrawals from the Collateral Account. The Company shall deposit such items of payment for credit to the Collateral Account within one banking day of the receipt thereof and in precisely the form received, except for the endorsement of the Company where necessary to permit the collection of such items of payment, which endorsement the Company hereby agrees to make. Pending such deposit, the Company will not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart. The Holder shall be entitled, from time to time in the Holder's' discretion, to apply the funds in the Collateral Account against any of the Obligations.

         4.14 Notice to Holder; Joinder by Company. The Company will promptly notify the Holder if the Company learns of any unauthorized use by any Person with respect to any of the Collateral. If requested by a Holder, the Company, at the Company's expense, shall join with the Holder in such action as the Holder, in the Holder's discretion, may reasonably deem advisable for the protection of the perfected security interest of the Holder in and to all of the Collateral.

         4.15 Indebtedness. The Company does not and shall not hereafter have any indebtedness with the exception of (a) any indebtedness to the Holder; (b) the indebtedness (if any) listed on Schedule 4.15 attached hereto and made a part hereof and approved by the Holder; and (c) ordinary trade payables incurred in the normal course of the Company's business which are less than sixty (60) days past invoice date.

         4.16 Dividends, Investments, etc. The Company shall not without the prior written consent of the Holder (a) pay any dividend, other than a common stock dividend of the Company's own capital stock; (b) own, redeem, retire, purchase, or acquire any of the Company's capital stock; (c) invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity; (d) merge or consolidate or be merged or consolidated with or into any other corporation or other entity; (e) consolidate any of the Company's operations with those of any other corporation or other entity; or (f) subordinate any debts or obligations owed to the Company by any third party to any other debts owed by such third party to any other party unless this agreement survives in total.

         4.17 Sale and Leaseback. The Company shall not enter into any arrangement, directly or indirectly whereby the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company intends to use for substantially the same purpose as the property being sold or transferred.

         4.18 Corporate Loans. The Company shall not make any loans or advances to any individual, firm, corporation, or other entity including, without limitation, any officer, employee, director, shareholder, or salesperson of the Company.

         4.19. Line of Business. The Company shall not without the prior written consent of the Holder engage in any business other than the business in which it is currently engaged, or a business reasonably allied thereto.

         4.20 Insurance. The Company shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Holder. All such insurance shall provide for a minimum of thirty (30) days' written notice of cancellation to the Holder and all such insurance which covers the Collateral shall include such endorsements in favor of the Holder as the Holder may specify. Each such endorsement shall provide that the insurance, to the extent of the Holder's' interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Company or by the failure of the Company to comply with any warranty or condition of the policy. In the event of the failure by the Company to provide and maintain insurance as herein provided, the Holder may, at its option, provide such insurance. The Company shall furnish to the Holder certificates, binders, endorsements or other evidence satisfactory to the Holder regarding compliance by the Company with the foregoing insurance provisions. Originals of all such policies shall be delivered to and held by the Holder. The Company shall advise the Holder of each claim made by the Company under any policy of insurance which covers the Collateral and will permit the Holder, at the Holder's' option in each instance, to the exclusion of the Company, to conduct the adjustment of each such claim. The Company hereby appoints the Holder as the Company's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Holder any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Holder. The Holder shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Holder may apply any proceeds of such insurance against the Obligations, whether or not such have matured, in such order of application as the Holder may determine.

         4.21 Interest in the Company. Without the prior written consent of the Holder, CRI shall not transfer or otherwise dispose of its interest in the Company, or any portion thereof, and shall maintain such interest free and clear of all claims, liens, encumbrances and legal process (other than Permitted Encumbrances), until such time as the total amounts due under the Note have been paid.

                                   ARTICLE V: INDEMNIFICATION

         5.01 Indemnification. The Company hereby agrees to indemnify, defend and hold the Holder harmless jointly and severally from and against any claim, suit, loss, liability, damage or expense (including attorneys' fees and expenses) resulting from or arising out of the Loan Agreement and the transactions contemplated therein with the Company, except for any such claims resulting from the gross negligence or willful misconduct of the Holder as determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. Any actual or threatened claim may be defended, compromised, settled, or pursued by the Holder with counsel of the Holder's' selection, but at the expense of the Company.

                        ARTICLE VI: DEFAULT AND REMEDIES

         Upon the occurrence of either (a) the failure of the Company to perform any term, covenant or agreement contained herein, in the Note, the Loan Agreement, or any other document executed and delivered in connection herewith,
(b) any representation or warranty of the Company under this Agreement, the Note or the Loan Agreement or any other document executed and delivered in connection herewith shall not be correct in any material respect upon the date when made or deemed to have been made or repeated or (c) the occurrence of any Event of Default under and as defined in the Note, an event of default shall have occurred hereunder and the Holder shall be entitled at its election, without notice of its election and without demand to exercise, in addition to those available at law or in equity, any or all of the following rights and remedies:


         6.01 Acceleration. The Holder may declare all Obligations immediately due and payable (provided upon the occurrence of an event of default on account of a petition in bankruptcy filed by the Company all Obligations shall become immediately due and payable without any action by the Holder).

         6.02 Assemble Collateral. The Holder may require the Company (at the Company's sole expense) to assemble and to forward promptly any or all of the Goods, Equipment, Chattel Paper, and Inventory to the Holder at such location(s) as shall be reasonably required by the Holder.

         6.03 Take Possession. Without breaching the peace, the Holder may enter upon the premises where any Goods, Equipment, Chattel Paper or Inventory is located and take immediate possession thereof, by summary proceedings or otherwise, and the Holder may remove the Goods, Equipment, Chattel Paper or Inventory, all without liability of the Holder to the Company for or by reason of such entry, taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise.

         6.04 Appointment of Receiver. The Holder shall be entitled to appointment of a receiver to take possession of and to manage all or any portion of the Collateral. The Holder may obtain such appointment without notice to, or demand of the Company, on an ex parte basis before any court of competent jurisdiction, and without regard to the adequacy of the Collateral as security for the Obligations.

         6.05 Sale of Collateral. The Holder may sell, assign, and deliver or otherwise dispose of or cause to be sold or otherwise disposed of, the whole or any part of the Collateral, at one (1) or more commercially reasonable public or private sales, without demand or advertisement of the time or place of sale or of any adjournment thereof, each of which is hereby expressly waived by the Company. The sale or other disposition may be made for such price and upon such terms and conditions as the Holder may deem best in its exercise of its commercially reasonable discretion. The Holder may apply the proceeds from such sale or sales or such other disposition or dispositions: first, to the settlement of all liens or claims on the Collateral with a lien priority greater than that of the Holder, if any; second, to the payment of all expenses connected with the assembly, preservation, preparation, and sale or other disposition of the Collateral, including any trustees' or auctioneers' fees, commissions or other expenses; third, to the payment of all amounts due under the Note and all other monetary Obligations; and fourth, returning the excess, if any, to the Company. The Company hereby expressly waives all rights of appraisal, whether before or after the sale or other disposition, and any right of redemption after the sale or other disposition. The Company shall have the right to redeem any of the Collateral up to the time of the sale or other disposition by paying to the Holder the aggregate indebtedness under the Note and this Agreement, together with all costs incurred by the Holder in collecting such amounts or in enforcing its rights and remedies hereunder, and any other monetary Obligations then due and owing.

         6.06 Attorney-in-Fact. The Company hereby irrevocably appoints the Holder as Company's attorney-in-fact, with power of substitution, to do each of the following in the name of Company or in the name of the Holder or otherwise, for the use and benefit of the Holder, but at the cost and expense of the Company, and without notice to the Company:

                (a) notify the debtors or other party(ies) obligated under any of the Accounts, Chattel Paper or General Intangibles to make payments thereon directly to the Holder, and to take control of the cash and non-cash proceeds of any Collateral;

                (b) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable;

                (c) release, make exchanges, substitutions, or surrender of all or any part of the Collateral;

                (d) remove from Company's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Holder, make such use of the Company's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;


                (e) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account debtor;

                (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                (h) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto;

                (i) endorse the name of the Company upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an Account debtor;

                (j) institute and prosecute legal and equitable proceedings to reclaim any of the goods sold to any debtor obligated on an Account, Chattel Paper, or General Intangible at a time when such debtor was insolvent;

                (k) receive and open all mail addressed to the Company and notify the postal authorities to change the address for the delivery of mail to the Company to such address as the Holder may designate; and

                (l) execute and deliver on behalf of the Company one or more instruments of assignment of the Intellectual Property (or application, letters patent or recording relating thereto), in form suitable for filing, recording or registration.

         6.07 Right to Make Payments or Otherwise Cure. Whether or not such failure shall constitute an Event of Default under the terms of the Note, the Holder may, in its sole discretion, pay any amount or do any act which the Company fails to do or pay as required by the terms of this Agreement. The Holder may also take any actions, make any payments, or incur any reasonable expenses (including, without limitation, the payment of filing fees, court costs, travel expenses and attorneys' fees) as may be necessary or appropriate to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the assignment granted hereunder.

         6.08 Right to Defend. Whether or not such failure shall constitute an Event of Default under the terms of the Note, if any of the Collateral is or becomes the subject of any litigation or other proceeding and the Company fails to fully defend such litigation or other proceeding and to fully protect the Company's and the Holder's' rights in such Collateral in good faith, then the Holder may, at its sole option, elect to defend and control the defense of such litigation or other proceeding, including the right to: (a) select and retain counsel; (b) determine whether settlement shall be offered or accepted; and (c) determine and negotiate all settlement terms. Any Holder choosing to do so shall be fully indemnified by the Company and shall be reimbursed for all costs of litigation and settlement, including, without limitation, all costs, expenses and reasonable attorneys' fees. Any payments made pursuant to the authority granted in Section 6.07 above or this Section
6.08 shall be deemed added to the principal amount outstanding under the Note and shall accrue interest as provided in the Note.

                       ARTICLE VII:ADDITIONAL PROVISIONS

         7.01 Deficiency. The Company shall be liable for all Obligations remaining after crediting to the Company any net proceeds received by the Holder following exercise of any of its rights and remedies hereunder.

         7.02 No Duty to Act. Nothing contained in this Agreement shall be construed as requiring the Holder to take any particular enforcement or remedial action or combination of enforcement or remedial actions at any time.

         7.03 Remedies Not Limited; Partial Exercise. All of the Holder's' rights and remedies, whether provided under this Agreement, at law, in equity, or otherwise shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively or concurrently, and the Company hereby agrees that the Holder may enforce its rights separately hereunder with respect to individual items or classes of Collateral without waiving or prejudicing in any respect a Holder's rights hereunder with respect to any other items or classes of Collateral. The Holder may exercise any other right or remedy which may be available to it under this Agreement or Applicable Law or may proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

         7.04 Costs of Enforcement. The Company shall be liable for all costs incurred by the Holder in collecting any sums owed to the Holder under the Note or in otherwise enforcing any of the Obligations (whether or not suit is brought), including, but not limited to, all attorneys' fees and expenses, court costs, and costs of consultants, appraisers and other advisors retained by the Holder.

         7.05 Mitigation of Damages. To the extent permitted by Applicable Law, Company hereby waives any notice or other mandatory requirements of Applicable Law, now or hereafter in effect, which might require Holder to sell, lease or otherwise use any of the Collateral in mitigation of Holder's damages; provided, however, that Company does not waive any legal requirement that a Holder act in a commercially reasonable manner.

         7.06 No Waivers by Holder. No failure of the Holder to exercise, or delay by the Holder in the exercise of, any of its rights and remedies granted herein following the occurrence of an event of default shall constitute a waiver of any of the Holder's' rights with respect to such event of default or any subsequent event of default (whether or not similar). Any failure or delay by a Holder to require strict performance by Company of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument, shall not affect the Holder's right to demand strict compliance and performance therewith.

         7.07 Holder's Actions. The Holder may take or release the Collateral or other security, may release any party primarily or secondarily liable for any indebtedness to the Holder, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, all without prejudice to any of its rights or the Company's obligations hereunder or under the Note.

         7.08 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by fax

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transmission with printed confirmation receipt, if sent by recognized overnight courier service (e.g. Federal Express), or if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, as follows:

         To the Company:

         If to the Company, at Communications Research, Inc., 69 Wesley Street, South Hackensack, New Jersey 07606, Attn: Carl R. Ceragno, President, with a copy to Larry Hartman, Esq., 1241 N. Kenmore Avenue, Los Angeles, CA 90028;

         If to TeleWriter Corporation, Inc., 69 Wesley Street, South Hackensack, New Jersey 07606, Attn: Carl R. Ceragno, Vice President, with a copy to Larry Hartman, Esq., 1241 N. Kenmore Avenue, Los Angeles, CA 90028;

         If to the Holder, at Communication Systems Technology, Inc., 8975 Guilford Road, Columbia, Maryland, Attention: President, or at such other address or addresses as may have been furnished to the Company in writing by the Holder, with a copy to Christian E. Plaza, Esq., Piper & Marbury L.L.P., 1200 19th Street, N.W., Washington, D.C. 20036-2430;

         The Company agrees that ten (10) days prior notice of the time and place of any public sale of all or any portion of the Collateral, or of the time after which a private sale of all or any portion of the Collateral will be made, is commercially reasonable notice.

         7.09 Further Assurances. The Company will promptly and duly execute and deliver to the Holder such further documents and assurances and take such further actions as a Holder may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Holder hereunder. Without limiting the generality of the foregoing, the Company hereby authorizes the Holder to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by The Holder.

         7.10 Successors and Assigns. This Agreement shall inure to the benefit of the Holder and its successors and assigns, and shall be binding upon the successors and assigns of the Company.

         7.11 Assignment. The Company may not assign any of its rights or delegate any of its duties under this Agreement without prior written consent of the Holder. The Holder may assign all of its right, title and interest in and to this Agreement and the Collateral to any transferee of the Note or interest in the Note.

         7.12 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws of the State of Maryland, excluding its conflict of laws rules, including all matters of construction, validity and performance, regardless of the location of the Collateral.

         7.13 No Oral Modifications or Waivers. This Agreement shall not be modified nor any of its provisions waived except by a writing signed by the party against whom such modification or waiver is sought to be enforced.

         7.14 Termination of Agreement; Release of Security Interest. Upon the repayment in full of all amounts owing under the Note and the satisfaction of all other Obligations, this Agreement shall terminate without further action by the Holder. Notwithstanding the foregoing, upon request, the Holder will execute and deliver to the Company any releases, termination statements or similar instruments of reconveyance as the Company may reasonably

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request. All such instruments and documents shall be prepared by the Company and filed or recorded by the Company, at the Company's sole expense, and the Holder shall not have any duty, obligation or liability with respect thereto.

         7.15 Severability. Any provision of this Agreement or of any related instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect. 7.16 Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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       IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned execute this Agreement under seal as of the day and year first above written.

                                        CRI:

                                        COMMUNICATIONS RESEARCH, INC.

                                        By:________________________________
                                        Name:______________________________
                                        Its:_______________________________

                                        THE COMPANY:

                                        TELEWRITER CORPORATION, INC.

                                        By:_______________________________
                                        Name:_____________________________
                                        Its:______________________________

                                        HOLDER:

                                        COMMUNICATION SYSTEMS
                                        TECHNOLOGY, INC.

                                        By:_______________________________
                                        Name:_____________________________
                                        Its:______________________________

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